                                                               EXHIBIT 10.7



                      -------------------------------------


                            STOCK PURCHASE AGREEMENT


                                     among


                               THE PANTRY, INC.,


                         FS EQUITY PARTNERS III, L.P.,


                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,


                           CB CAPITAL INVESTORS, L.P.


                                      and


                                PETER J. SODINI

                      -------------------------------------


                          Dated as of October 23, 1997

                      -------------------------------------

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
          ARTICLE I             THE TRANSACTIONS................................    1

          1.1                   Purchase and Sale...............................    1

          1.2                   Purchase Price..................................    1

          1.3                   Closing Matters.................................    2

          1.4                   Time and Place of Closing.......................    2

          1.5                   Fees and Expenses...............................    2

          ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS    2

          2.1                   Organization....................................    2

          2.2                   Authority.......................................    2

          2.3                   No Violation....................................    3

          2.4                   Brokers.........................................    3

          2.5                   Securities Act Representation...................    4

          ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...    4

          3.1                   Corporate Organization..........................    4

          3.2                   Capital Stock...................................    4

          3.3                   Newly Issued Shares.............................    5

          3.4                   Authority.......................................    6

          3.5                   No Violation....................................    6

          3.6                   Litigation......................................    7

          3.7                   Financial Statements and SEC Reports............    7

                                                                                  Page
                                                                                  ----
          3.8                   Absence of Certain Changes or Events............    8

          3.9                   Brokers; Certain Expenses.......................    8

          3.10                  Senior Notes Offering Memorandum................    8

          3.11                  Small Business Matters..........................    8

          ARTICLE IV            COVENANTS AND AGREEMENTS........................    9

          4.1                   Efforts to Consummate...........................    9

          4.2                   Consents........................................    9

          4.3                   Delivery of Financial Statements and Other
                                Documents.......................................   10

          ARTICLE V             CONDITIONS PRECEDENT............................   11

          5.1                   Conditions to Each Party's Obligations..........   11

          5.2                   Conditions to the Obligations of the Company....   11

          5.3                   Conditions to the Obligations of the Purchasers.   11

          ARTICLE VI            MISCELLANEOUS...................................   12

          6.1                   Notices.........................................   12

          6.2                   Headings; Agreement.............................   13

          6.3                   Publicity.......................................   13

          6.4                   Entire Agreement................................   13

          6.5                   Conveyance Taxes................................   14

          6.6                   Assignment......................................   14

                                                                                  Page
                                                                                  ----
          6.7                   Counterparts....................................   14

          6.8                   Amendment.......................................   14

          6.9                   Governing Law...................................   14

          6.10                  Third Party Beneficiaries.......................   14

          6.11                  Limitation of Liability.........................   14

EXHIBITS
--------

Exhibit A      Amended and Restated Stockholders' Agreement

Exhibit B      Amended and Restated Registration Rights Agreement

Exhibit C      Contribution to Capital Agreement

SCHEDULES
---------

Schedule A  Schedule of Purchasers

Schedule B  Outstanding Common Stock

                            STOCK PURCHASE AGREEMENT
                            ------------------------



    STOCK PURCHASE AGREEMENT ("Agreement") dated as of October 23, 1997 among The Pantry, Inc., a Delaware corporation (the "Company"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International"), CB Capital Investors, L.P., a Delaware limited partnership ("Chase"), and Peter J. Sodini, an individual ("Sodini"). FSEP III, FSEP International, Chase and Sodini are sometimes collectively referred to herein as the "Purchasers" and individually as a "Purchaser".

                                R E C I T A L S:
                                - - - - - - - -

         The Purchasers wish to purchase from the Company an aggregate amount of 72,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for $450.00 per share of Common Stock in the amounts and for the consideration set forth opposite each such Purchaser's name on Schedule A
                                                                   ----------
attached hereto; and

         The Board of Directors of the Company (the "Board") has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T:
                               - - - - - - - - -

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein, the parties hereby agree as follows:


                                    ARTICLE

                                THE TRANSACTIONS

     1.1 Purchase and Sale.  Upon the terms and subject to the conditions set
         -----------------
forth in this Agreement, at the Closing, as defined below, the Purchasers shall purchase from the Company and the Company shall sell to the Purchasers 72,000 shares of Common Stock.

     1.2 Purchase Price.  The purchase price to be paid by the Purchasers for
         --------------
the shares of Common Stock acquired hereunder shall be $450.00 per share of Common Stock.

     1.3 Closing Matters.  At the Closing  each Purchaser will wire transfer in
         ---------------
same day funds to the Company the sums set forth opposite such Purchaser's name on Schedule A in payment of the purchase price for the shares of Common Stock to
   ----------
be purchased by such Purchaser, provided that Sodini may pay a portion of his purchase price in cash and a portion in the form of a promissory note, the terms of which shall be acceptable to Sodini and the Company, and the Company shall deliver a certificate or certificates to such Purchaser, representing the shares of Common Stock purchased thereby.

     1.4 Time and Place of Closing.  The consummation of the transactions
         -------------------------
contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. New York time, at the offices of the Company at 1801 Douglas Drive, Sanford, North Carolina 27330 on the first business day following the satisfaction or waiver of all of the conditions required to be satisfied at or prior to the Closing, as set forth in Article V, or at such other time, place or date as the parties hereto shall agree upon in writing (the "Closing Date").

     1.5 Fees and Expenses.  The Company shall on the first business day after
         -----------------
the Closing Date, pay to FS & Co. Incorporated a transaction fee of Two Million Dollars ($2,000,000), by wire transfer in same day funds.


                                    ARTICLE

                         REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS

    Each Purchaser, severally as to itself only and not as to any other Purchaser, represents and warrants to the Company, to the extent applicable, as follows:

     2.1 Organization.  Purchaser is a limited partnership duly organized,
         ------------
validly existing and in good standing under the laws of the State of Delaware.

     2.2 Authority.  Purchaser has full partnership power and authority to
         ---------
execute and deliver this Agreement, the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") the form of which agreement is attached hereto as Exhibit A, the Amended and Restated Registration Rights Agreement, the form of which agreement is attached as Exhibit B hereto (the "Registration Rights Agreement"), and the Contribution to Capital Agreement, the form of which agreement is attached as Exhibit C hereto (the "Contribution Agreement", and, together with the Stockholders' Agreement and the Registation Rights Agreement, the "Ancillary Agreements"), and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser. No other action on the part of Purchaser or its partners is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements by Purchaser or the performance by Purchaser of its obligations hereunder or thereunder. Each of this Agreement and each of the Ancillary Agreements has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by Purchaser in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by Purchaser and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that indemnification with respect to securities laws violations may be held void as against public policy.

     2.3 No Violation.  The execution and delivery of this Agreement and the
         ------------
Ancillary Agreements by Purchaser, the performance by Purchaser of his or its obligations hereunder and thereunder and the consummation by him or it of the transactions contemplated hereby and thereby, will not violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser, require the consent, waiver, approval, license or authorization of or any filing by Purchaser with any person or governmental authority (other than such consents, waivers, approvals, licenses and authorizations and filings as shall have been or will be timely made or obtained by or on behalf of Purchaser) or violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Purchaser is subject or by which Purchaser is bound and which would have an adverse effect on the ability of Purchaser to perform his or its obligations under this Agreement and the Ancillary Agreements.

     2.4 Brokers.  Purchaser has not paid or become obligated to pay any fee or
         -------
commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, it being acknowledged and agreed that no Purchaser shall be liable to FS & Co. Incorporated or any affiliate thereof with respect to the fee payable by the Company pursuant to Section 1.5.

     2.5 Securities Act Representation.  Purchaser was not formed or organized
         -----------------------------
for the purpose of purchasing shares of Common Stock and is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is not purchasing shares of Common Stock with a view to a distribution or resale of any of such shares in violation of any applicable securities laws. In making his or its decision to invest in shares of Common Stock, such Purchaser has relied upon independent investigations made by such Purchaser and, to the extent believed by him or it to be appropriate, has relied on investigations made by such Purchaser's representatives, including such Purchaser's own legal, accounting, investment, financial, tax and other professional advisors and such Purchaser has been afforded an opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the current financial and operational condition of the Company, the Company's prospects, the terms of each of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and such Purchaser's investment in such shares of Common Stock.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    The Company represents and warrants, except as disclosed on the schedules (the "Disclosure Schedules") attached hereto, each of which disclosures shall reference the applicable Section hereof to which it applies, to each Purchaser as follows:

     3.1 Corporate Organization.  The Company is a corporation duly organized,
         ----------------------
validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a material and adverse effect upon the financial condition or results of operations of the Company and its subsidiaries, considered as a whole (a "Material Adverse Effect").

     3.2 Capital Stock. (a) As of the date hereof, the authorized capital stock
         -------------
of the Company consists in its entirety of (i) Three Hundred Thousand (300,000) shares of Common Stock, of which (A) One Hundred Fourteen Thousand Twenty-Nine (114,029) are issued and outstanding and are held of record by the persons and in the amounts set forth on Schedule B hereto, (B) Forty-Six Thousand (46,000) are reserved for issuance upon exercise of two (2) Common Stock Purchase Warrants (the "Warrants") and are held of record by the persons and in the amounts set forth on Schedule B hereto and (C) One Hundred Thirty-Nine

Thousand Nine Hundred Seventy-One (139,971) are authorized but unissued and none of which are held by the Company as treasury shares, and (ii) One Hundred Fifty Thousand (150,000) shares of Preferred Stock, of which (A) Fifty Thousand (50,000) shares have been designated as the Series A Preferred Stock of the Company (the "Series A Stock"), of which Twenty-Five Thousand Nine Hundred Ninety-Eight and Six Hundred Twelve Thousandths (25,998.612) shares of Series A Stock are issued and outstanding and none of which are held by the Company as treasury shares and (B) Twenty-Five Thousand (25,000) shares have been designated as the Series B Preferred Stock of the Company (the "Series B Stock"), of which Seventeen Thousand Five Hundred (17,500) shares of Series B Stock are issued and outstanding and none of which are held by the Company as treasury shares.

      (b) Following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, there will be (i) One Hundred Eight-Six Thousand Twenty-Nine (186,029) shares of Common Stock outstanding and Forty-Six Thousand Shares (46,000) of Common Stock reserved for issurance on exercise of the Warrants, (ii) no shares of Series A Stock outstanding, (iii) Seventeen Thousand Five Hundred (17,500) shares of Series B Stock outstanding and (iv) except for the Warrants, no outstanding options, warrants or other similar securities.

     (c) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights with respect thereto and were issued in compliance with all applicable federal and state securities laws and regulations. Except with respect to the Stockholders' Agreement, there are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party or, to the best of the Company's knowledge, to which any other person is a party. Except as contemplated hereby or as set forth in the Disclosure Schedules, there are no preemptive rights, registration rights, subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company (collectively, "Preemptive Rights") and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire or sell, issue or otherwise transfer any shares of capital stock.

     3.3 Newly Issued Shares.
         -------------------

     (a) The shares of Common Stock sold and issued by the Company to the Purchasers pursuant to the terms of this Agreement have been duly authorized and, when issued as contemplated hereby at the Closing, will be validly issued, fully paid and non-assessable and no person has Preemptive Rights with respect to such shares. At the Closing, the Purchasers will acquire good and marketable title to the shares of Common Stock, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights of any kind (collectively, "Encumbrances"), except as may exist under the Stockholders' Agreement, as amended by the Amendment.

     (b) The shares of Common Stock sold and issued by the Company to the Purchasers pursuant to the terms of this Agreement will be issued in compliance with all applicable federal and state securities laws and regulations.

     3.4 Authority.  The Company has full corporate power and authority to
         ---------
execute and deliver this Agreement and the Ancillary Agreements to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated on its part hereby and thereby have been duly authorized by the Board, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements by the Company or to consummate the transactions contemplated on its part hereby or thereby. Each of this Agreement and each of the Ancillary Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that indemnification with respect to securities laws violations may be held void as against public policy.

     3.5 No Violation.  The execution, delivery and performance of this
         ------------
Agreement and the Ancillary Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its subsidiaries, (b) require the consent, waiver, approval or authorization of or any filing by the Company or any of its subsidiaries with any person or governmental authority,
(c) violate, result (with or without notice or the passage of time, or both) in a breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or require the payment of any fee, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of the charter documents of the Company or any of its subsidiaries, or any indenture, mortgage, lien, order, judgment, ordinance, regulation, decree or other agreement or instrument to which the Company or any of its subsidiaries is subject or bound which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or interfere in any way with the Company's ability to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, (d) result in the creation of any Encumbrance upon any property of the Company or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in a loss or adverse modification of any license, permit, certificate, franchise or contract granted to or otherwise held by the Company or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.6 Litigation.  Except as disclosed in the SEC Filings, as defined below,
         ----------
there are no actions, proceedings, complaints, grievances, investigations or unfair labor practice complaints or grievances or investigations pending or, to the best of the Company's knowledge, threatened, against the Company or any of its subsidiaries, assets or property before any court or governmental or regulatory authority or body or arbitrator, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no such actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or, to the best knowledge of the Company, pending or threatened against any other party challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in the SEC Filings, none of the Company or any of its subsidiaries, assets or property is subject to any order, judgment, injunction or decree, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.7 Financial Statements and SEC Reports.  The Company has delivered to the
         ------------------------------------
Purchasers true and complete copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1996 (the "1996 10-K"), as filed with the Securities and Exchange Commission (the "SEC") on December 26, 1996, and all filings made with the SEC since September 26, 1996, including, without limitation, the Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1996, as filed with the SEC on February 10, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1997, as filed with the SEC on May 12, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 1997, as filed with the SEC on July 31, 1997, and as amended by a Form 10-Q/A, as filed with the SEC on August 8, 1997, the Company's Current Report on Form 8-K dated September 5, 1997, as filed with the SEC on September 5, 1997, and any financial statements or schedules included or incorporated by reference therein (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Filings were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP for annual financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated.

     3.8 Absence of Certain Changes or Events.  Since June 26, 1997 the Company
         ------------------------------------
and its subsidiaries have conducted their respective businesses in the ordinary course and there has not been any

     3.9 Brokers; Certain Expenses.  Except as set forth in Section 1.5, the
         -------------------------
Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with any of the transactions contemplated by this Agreement.

     3.10 Senior Notes Offering Memorandum.  The Company has delivered to the
          --------------------------------
Purchasers a true and complete copy of the Offering Memorandum dated September 29, 1997, relating to $190,000,000 of Senior Subordinated Notes due 2007 proposed to be issued by the Company (the "Offering Memorandum"). The Offering Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11 Small Business Matters.
          ----------------------

     (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (S) 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations (S) 121.301(c). The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company and its affiliates that have been executed and delivered to Chase is accurate and complete.

     (b) The proceeds from the sale of Common Stock will be used by the Company for the purposes described in the Offering Memorandum. No portion of such proceeds will be used (i) to provide capital to a corporation licensed under the SBIA, (ii) to acquire farm land, (iii) to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of the Company and its subsidiaries (examples include motion pictures and electric generating plants), or (iv) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. (S) 107.720.

     (c) Neither the Company's nor any of its subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the

Company and its subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). See 13 C.F.R. (S) 107.720.

     (d) The proceeds from the sale of the Common Stock to Chase at the Closing will not be used substantially for a foreign operation, and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its subsidiaries will be located outside the United States (unless the Company can show, to the SBA's satisfaction, that the proceeds from the sale of Common Stock to Chase at the Closing will be used for a specific domestic purpose). This subsection (d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.


                                  ARTICLE IV

                            COVENANTS AND AGREEMENTS

     4.1 Efforts to Consummate.  Upon the terms and subject to the conditions
         ---------------------
herein provided, each of the Purchasers and the Company agrees to use his or its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each of the Ancillary Agreements including (a) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (b) to fulfill all conditions on his or its part to be fulfilled under this Agreement. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or any of the Ancillary Agreements, the proper partners, officers or directors of each party to this Agreement or any of the Ancillary Agreements shall take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing

     4.2 Consents.  The Company and each of the Purchasers will use his or its
         --------
reasonable best efforts to obtain all necessary waivers, consents and approvals of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     4.3 Delivery of Financial Statements and Other Documents.  So long as the
         ----------------------------------------------------
Purchasers and/or their respective successors and assigns hold any shares of Common Stock, the Company shall deliver the following financial statements and other documents to such parties:

     (a) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail and prepared in accordance with GAAP.

     (b) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited statement of operations, balance sheet, and statement of cash flows of the Company for such fiscal quarters as of the end of such fiscal quarters.

     (c) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited statement of operations, balance sheet, and statement of cash flows of the Company for such month and for the fiscal year-to-date.

     (d) The Company shall deliver to the Purchasers prior to the close of each fiscal year, an operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months.

     (e) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within ten (10) days of receipt by the Company, copies of any management letters of the Company's accountants.

     (f)  The Company shall promptly deliver to the Purchasers:   notice of any
defaults under any material contracts or agreements; notice of any material litigation; and copies of all filings with the SEC.

     (g) The Company shall deliver to the Purchasers, as soon as practicable, all other information reasonably requested by the Purchasers, where such information is readily available and may be reduced to written form.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligations.  The respective obligations of
         --------------------------------------
each party to effect the transactions contemplated by this Agreement shall be subject to the conditions that no United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     5.2 Conditions to the Obligations of the Company.  The obligation of the
         --------------------------------------------
Company to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:


     (a) The Purchasers shall have performed in all material respects their obligations under this Agreement required to be performed by them on or prior to the Closing Date pursuant to the terms hereof.

     (b) The transactions contemplated by the Contribution Agreement shall have been consummated.

     (c) The Purchasers and BP shall have executed and delivered the Stockholders' Agreement.

     (d) The Purchasers and BP shall have executed and delivered the Registration Rights Agreement.

     (e) The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation and warranty shall have been true and correct as of such date.

     5.3 Conditions to the Obligations of the Purchasers.  The obligations of
         -----------------------------------------------
each Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) Each of the Company and the other Purchasers shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

     (b) The representations and warranties of the Company and each other Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

     (c) Each of the Company and the other Purchasers shall have executed and delivered each of the Ancillary Agreements.

     (d) Each of the Purchasers shall have received such other duly and validly executed documents and instruments in connection with the Closing as are reasonably requested by him or it.

     (e) All necessary waivers, consents and approvals to or of the transactions contemplated by this Agreement of any third parties or governmental entities shall have been obtained and delivered to the Purchasers.

     (f) All of the conditions to the closing of the Li'l Champs Acquisition (as defined in the Offering Memorandum) shall have been satisfied or waived.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1 Notices.  All notices and other communications given or made pursuant
         -------
hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile to the parties at the following addresses and numbers:

              (a)  If to FSEP III or FSEP International, to:

                   c/o Freeman Spogli & co.
                   11100 Santa Monica Boulevard
                   Suite 1900
                   Los Angeles, California  90025
                   Attention:  Mr. William M. Wardlow
                   Facsimile No.:  (310) 444-1870

              (b)  If to the Company, to:

                   The Pantry, Inc.
                   1801 Douglas Drive
                   Sanford, North Carolina  27330
                   Attention:  William Flyg
                   Facsimile No.:  (919) 774-3329

              (c)  If to Chase, to:

                   Chase Manhattan Capital, L.P.
                   380 Madison Avenue, 12/th/ Floor
                   New York, NY  10017
                   Attention:  Christopher Behrens
                   Facsimile No.:  (212) 622-3101

              (d)  If to Sodini, to:

                   Peter J. Sodini
                   The Pantry, Inc.
                   1801 Douglas Drive
                   Sanford, North Carolina 27330
                   Facsimile No.:  (919) 774-3329

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

     6.2 Headings; Agreement.  The headings contained in this Agreement are
         -------------------
inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include any Exhibits hereto to be executed and delivered by a party.

     6.3 Publicity.  So long as this Agreement is in effect, the parties hereto
         ---------
shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the Ancillary Agreements without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     6.4 Entire Agreement.  This Agreement (including any Disclosure Schedules
         ----------------
and Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     6.5 Conveyance Taxes.  The Company agrees to assume liability for and to
         ----------------
hold the Purchasers harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the transactions contemplated hereby.

     6.6 Assignment.  This Agreement and all of the provisions hereof shall be
         ----------
binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in the Ancillary Agreements or any Exhibits hereto, and except for an assignment of rights, interests or obligations by Purchasers after the Closing, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     6.7 Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     6.8 Amendment.  This Agreement may be amended by the parties hereto.  This
         ---------
Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, provided that after the Closing this Agreement may be amended without each party's written agreement, but no such amendment shall be enforceable against any party which has not signed such amendment.

     6.9 Governing Law.  The validity and interpretation of this Agreement shall
         -------------
be governed by the laws of the State of North Carolina, without reference to the conflict of laws principles thereof.

     6.10 Third Party Beneficiaries.  This Agreement is not intended to confer
          -------------------------
upon any other person any rights or remedies hereunder.

     6.11 Limitation of Liability.  In no event shall any partner or
          -----------------------
representative of any Purchaser or of any partnership which is a partner of any Purchaser or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner or any other such person, be personally liable for any obligation of any Purchaser under this Agreement. In no event shall recourse with respect to the obligations under this Agreement of any Purchaser be had to the assets or business of any person other than such Purchaser.

    IN WITNESS WHEREOF, each of the Purchasers and the Company have caused this Agreement to be signed by a duly authorized officer, partner or other person, all as of the date first written above.



COMPANY:                            THE PANTRY, INC.,
                                    a Delaware corporation

                                    By: /s/ WILLIAM T. FLYG
                                        ---------------------------------------
                                        Name: William T. Flyg
                                              ---------------------------------
                                        Its:  Senior Vice President - Finance
                                              and Chief Financial Officer
                                              ---------------------------------

FSEP III:                           FS EQUITY PARTNERS III, L.P.,
                                    a Delaware limited partnership

                                    By:  FS Capital Partners, L.P.
                                         Its:  General Partner

                                         By:  FS Holdings, Inc.
                                              Its: General Partner


                                              By: /s/ WILLIAM M. WARDLAW
                                                  -----------------------------
                                                 Name: William M. Wardlaw
                                                       ------------------------
                                                 Its:  Vice President
                                                       ------------------------


FSEP INTERNATIONAL:                 FS EQUITY PARTNERS INTERNATIONAL, L.P.,
                                    a Delaware limited partnership

                                    By:  FS&Co. International, L.P.
                                         Its:  General Partner

                                         By:  FS International Holdings Limited
                                              Its: General Partner

                                               By: /s/ WILLIAM M. WARDLAW
                                                   ----------------------------
                                               Name:  William M. Wardlaw
                                                      -------------------------
                                                  Its: Vice President
                                                       ------------------------

                                    CHASE:   CB CAPITAL INVESTORS, L.P.,
                                             a Delaware limited partnership

                                             By:  CB Capital Investors, Inc.
                                             Its: General Partner

                                             By: /s/ DONALD HOFMANN
                                                 ----------------------------
                                                Name: Donald HOFMANN
                                                     ------------------------
                                                Its: General Partner
                                                     ------------------------



SODINI:                             PETER J. SODINI


                                     /s/ PETER J. SODINI
                                    ---------------------------------------
                                    Peter J. Sodini

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS
                             ----------------------


                    NUMBER OF SHARES OF
NAME OF                COMMON STOCK              CONSIDERATION
PURCHASER               PURCHASED                    PAID
---------                ------                   -----------

FSEP III                 57,110                   $25,699,500

FSEP                      2,311                     1,039,950
International

Chase                    11,690                     5,260,500

Sodini                      889                       400,500
                         ------                   -----------
TOTAL:                   72,000                   $32,400,000
                         ======                   ===========

                                   SCHEDULE B

               OUTSTANDING SHARES OF COMMON STOCK AND EQUIVALENTS



Holder  Securities Held
------  ---------------

FSEP III                              84,331 shares of Common Stock
                                      Warrant to purchase 44,221 shares of
Common Stock

FSEP International                    3,382 shares of Common Stock
                                      Warrant to purchase 1,779 shares of Common
Stock

Chase Manhattan Capital, L.P          21,053 shares of Common Stock

Baseball Partners                     5,263 shares of Common Stock